UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2024

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-fortieth of one share of Common Stock for $230.00 per share	CLNNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On September 30, 2024, Clene Inc. (the “Company”) entered into a securities purchase agreement (the “RD Purchase Agreement”) with an accredited and institutional investor (the “Accredited Investor”) for the sale of (i) 725,000 shares of our common stock, par value $0.0001 per share (the “Registered Shares”), at an offering price of $4.713 per share, and (ii) pre-funded warrants to purchase up to 17,626 shares of our common stock (the “Registered Pre-Funded Warrants”) at an offering price of $4.713 minus $0.001 per Registered Pre-Funded Warrant. The Registered Pre-Funded Warrants have an exercise price of $0.001 per share of common stock and are exercisable immediately upon issuance. The offering also relates to the shares of common stock issuable upon the exercise of the Registered Pre-Funded Warrants (the “Registered Pre-Funded Warrant Shares”). Pursuant to the RD Purchase Agreement, in a concurrent private placement, we are also selling unregistered warrants to purchase up to 742,626 shares of our common stock (the “Restricted Warrants”) to the Accredited Investor at a price of $0.125 per Restricted Warrant. The Restricted Warrants have an exercise price of $4.82 per share of common stock, are exercisable immediately upon issuance and expire five (5) years from the issuance date. The Restricted Warrants are being issued separately from the shares of common stock sold in the offering but can only be purchased together with the shares of common stock sold in the offering.

Additionally, in a separate concurrent private placement priced at market under Nasdaq rules, the Company entered into securities purchase agreements (the “Private Purchase Agreements”) with certain of our existing stockholders (the “Current Investors”), which collectively provide for the sale of (i) 257,111 shares of our common stock (the “Restricted Shares”) at a price of $4.713 per share, (ii) pre-funded warrants to purchase up to 424,358 shares of our common stock (the “Restricted Pre-Funded Warrants”) on substantially the same terms as the Registered Pre-Funded Warrants purchased by the Accredited Investor in the offering and (iii) Restricted Warrants to purchase up to 681,469 shares of our common stock on substantially the same terms as the Accredited Investor participating in the offering.

Additionally, in a separate concurrent private placement priced at market under Nasdaq rules, the Company entered into securities purchase agreements (the “Affiliate Purchase Agreements”) with certain of our directors and executive officers (the “Affiliate Investors”), which collectively provide for the sale of (i) 122,819 Restricted Shares at a price of $4.75 per share, which is equal to the consolidated closing bid price immediately preceding the time we entered into the RD Purchase Agreement, and (iii) Restricted Warrants to purchase up to 122,819 shares of our common stock on substantially the same terms as the Accredited Investor participating in the offering.

The sale and issuance of the Registered Shares and Registered Pre-Funded Warrants is being made pursuant to the Company’s registration statement on Form S-3 (file number 333-264299) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2022 and declared effective on April 26, 2022, and the Company’s prospectus supplement relating to this transaction, which is expected to be filed with the SEC on September 30, 2024, that forms part of the Registration Statement.

Pursuant to the Private Purchase Agreements, we have agreed to use commercially reasonable efforts to register the Restricted Shares, the shares of our common stock issuable upon the exercise of both the Restricted Pre-Funded Warrants (the “Restricted Pre-Funded Warrant Shares”) and the Restricted Warrants (the “Restricted Warrant Shares”) for resale with the SEC within 45 days of the date of the Private Purchase Agreements and to cause such registration statement to become effective within 90 days following the offering closing date.

The RD Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the RD Purchase Agreement, subject to certain exceptions, we have agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents until the expiration of the Lock-Up Period, as defined below, (ii) file any registration statement or amendment or supplement thereto for a period of 60 days, or (iii) enter into any agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the RD Purchase Agreement, for a period of six (6) months following the offering closing date. Notwithstanding the foregoing, we may effect “at-the-market” sales from time to time, after the expiration of the Lock-Up Period, as defined below. Pursuant to the RD Purchase Agreement, we also agreed to indemnify the purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and liabilities arising from breaches of representations and warranties contained in the RD Purchase Agreement.

Placement Agent Agreement

On September 30, 2024, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with Canaccord Genuity LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as our exclusive Placement Agent in connection with the offering of our securities and in the concurrent private placements. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the securities, but agreed to use its commercially reasonable “best efforts” to arrange for the sale of all of the securities offered in the offering and in the concurrent private placements.

The aggregate gross proceeds to the Company from the issuance and sale of the Registered Shares and Registered Pre-Funded Warrants in the offering is expected to be approximately $3.5 million, before deducting the Placement Agent’s fees and expenses, and other offering expenses payable by the Company. The closing of the offering is expected to occur on or about October 1, 2024, subject to satisfaction of customary closing conditions. The aggregate gross proceeds to the Company from the concurrent private placements is expected to be approximately $3.8 million. The Company currently intends to use the net proceeds from the offering and concurrent private placements, if any, together with its existing cash, for expenses primarily related to general corporate purposes, including to fund the clinical development of its lead drug candidate, CNM-Au8, including the conduct of its on-going and planned clinical trials, potential future commercialization efforts, and future regulatory activities including preparation of regulatory filings, and for additional early-stage research and development activities.

The Company agreed to pay the Placement Agent a cash fee of 6.00% of the aggregate gross proceeds of from the sale of the Registered Shares and Registered Pre-Funded Warrants in the offering. The Company also agreed to reimburse the Placement Agent for certain expenses incurred in connection with the offering, including its reasonable fees and expenses of legal counsel up to $75,000.

Pursuant to the Placement Agent Agreement, the Company agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

The Company and its executive officers and directors entered into certain ‘‘lock-up’’ agreements (the “Lock-Up Agreements”), pursuant to which they have agreed, subject to certain exceptions, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s common stock or any securities convertible into or exercisable or exchangeable for the Company’s common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Company’s common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Company’s common stock or other securities, in cash or otherwise, without the prior written consent of the Placement Agent, for a period ending on the date that is the later to occur of (i) 45 days from the date of the placement agent agreement and (ii) the date on which the Company or the U.S. Food and Drug Administration (“FDA”) publicly announces the outcome of a meeting to discuss the Company’s potential submission of a new drug application under the FDA’s accelerated approval pathway (the “Lock-Up Period”).

The Placement Agent may, in its sole discretion, may release the Company’s common stock and other securities subject to the Lock-Up Agreements described above in whole or in part at any time. When determining whether or not to release the Company’s common stock and other securities from Lock-Up Agreements, the Placement Agent will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

A copy of the legal opinion of Holland & Knight LLP, relating to the validity of the shares in connection with the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the RD Purchase Agreement, Private Purchase Agreements, Affiliate Purchase Agreements, Placement Agent Agreement, Registered Pre-Funded Warrants, Restricted Pre-Funded Warrants and Restricted Warrants do not purport to be complete and are qualified in their entirety by reference to such documents (or forms thereof), which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The Restricted Shares being sold to the Current Investors and Affiliate Investors, the Restricted Pre-Funded Warrants being sold to the Current Investors, and the Restricted Warrants being sold to the Accredited Investors, Current Investors and Affiliate Investors, along with the Restricted Pre-Funded Warrant Shares and Restricted Warrant Shares, will be issued in reliance on the exemptions provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Accordingly, the purchasers may only resell the Restricted Shares, Restricted Pre-Funded Warrants and Restricted Warrants, along with the Restricted Pre-Funded Warrant Shares and Restricted Warrant Shares, pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act and any applicable state securities laws.

Item 8.01 Other Events.

On September 30, 2024, the Company issued a press release announcing the offering and concurrent private placements. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Registered Pre-Funded Warrant.
4.2	Form of Restricted Pre-Funded Warrant.
4.3	Form of Restricted Warrant.
5.1	Opinion of Holland & Knight LLP.
10.1	Form of Registered Securities Purchase Agreement, dated September 30, 2024.
10.2	Form of Private Securities Purchase Agreement, dated September 30, 2024.
10.3	Form of Affiliate Securities Purchase Agreement, dated September 30, 2024.
10.4	Placement Agency Agreement, dated September 30, 2024, by and between Clene Inc. and Canaccord Genuity LLC.
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1).
99.1	Press release, dated September 30, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: September 30, 2024	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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